Exhibit 10.16A

FIRST AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a FIRST AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of August 14, 2013 (the “Amendment”) by and between RINGCENTRAL, INC., a California corporation, (“Borrower”) and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, (“Lender”).

RECITALS

A. Borrower and Lender are parties to the Plain English Growth Capital Loan and Security Agreement dated as of June 22, 2012 (the “Loan Agreement”), pursuant to which Lender agreed to provide financial accommodations to or for the benefit of Borrower upon the terms and conditions contained in the Loan Agreement. Unless otherwise defined in this Amendment, capitalized terms and matters of construction defined in the Loan Agreement shall have the same meaning given to them in the Loan Agreement.

B. Borrower has requested additional loans and that certain provisions of the Loan Agreement be amended, and Lender is willing to amend the Loan Agreement on the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

1. RATIFICATION; LOAN DOCUMENTS REMAIN IN FULL FORCE AND EFFECT

Borrower hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Loan Agreement and the other Loan Documents. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, as in effect prior to the date hereof.

2. AMENDMENTS TO LOAN AGREEMENT

A. Table of Terms; Additional Commitment Amount. Provided that the conditions in this Amendment and the Loan Agreement are met, Lender will lend to Borrower the Part 3 Commitment Amount as reflected in this Amendment and Borrower agrees to use such proceeds to finance any of Borrower’s general corporate needs. Lender will lend to Borrower Advances in minimum amounts as set forth in this Amendment up to a maximum of the Part 3 Commitment Amount as provided below.

ADDITIONAL GROWTH CAPITAL LOAN FACILITY INFORMATION

Facility Number The Facility Number is amended by adding the following number to distinguish Part 3: Part 3: 0745-GC-03	Commitment Amount The Commitment Amount is amended by adding the following: Part 3: $5,000,000

Availability Period The Availability Period is amended by adding the following to distinguish the Part 3 Availability Period: Part 3: 8/14/2013 – 6/30/2014	Loan Term The Loan Term is amended by adding the following to distinguish the Part 3 Loan Term: Part 3: 36 Months from 8/14/2013	Interest Rate The Interest Rate is amended by adding the following to distinguish the Part 3 Interest Rate: Part 3: 11%

Minimum Advance Amount

The Minimum Advance Amount is amended by adding the following to distinguish the Part 3 Minimum Advance Amount:

Part 3: $2,500,000 on August 19, 2013; $2,500,000 for remaining Advances.

	End Of Term Payment The End of Term Payment is amended by adding the following to distinguish the Part 3 End of Term Payment: Part 3: 2.75% of each Advance	Facility Fee The Facility Fee is amended by adding the following to distinguish the Part 3 Facility Fee: Part 2: $75,000

B. Section 6. Section 6 is hereby deleted in its entirety and replaced with the following:

Parts 1 and 2 Advances. You may at any time prepay any Promissory Note in full (but not in part), without premium or penalty, by paying: (a) the remaining outstanding principal amount and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note; (b) the End of Term Payment, if any, (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment, and (d) and an additional prepayment premium as follows:

•	If prepaid 1-12 months following the date in which such Promissory Note was given: 2% of the outstanding balance owing under such Promissory Note; and

•	If prepaid after12 months, no additional prepayment premium shall be due.

Part 3 Advances. You may at any time prepay any Promissory Note in full (but not in part), without premium or penalty, by paying: (a) the remaining outstanding principal amount and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note; (b) the End of Term Payment, if any, and (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment.

C. Section 9. Section 9 is here by amended by adding the following to subsection “Payments”:

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Each Part 3 Commitment Amount Promissory Note shall be due in thirty-six (36) equal monthly installments of principal and interest, payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous business day).

D. Section 21. Section 21, “DEFINITIONS” is hereby amended by deleting “Intercreditor Agreement”, “Permitted Indebtedness” and “Senior Loan Facility” and only clause (i) of “Permitted Investment” in their entirety and replacing with the following:

•	“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated as of August 14, 2013, both by and between Us and Silicon Valley Bank.

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“Permitted Indebtedness” means (a) Indebtedness of You in favor of Us including any Indebtedness in our favor under the Equipment Loan Agreement between You and Us; (b) Indebtedness existing at the Closing Date and disclosed on the Disclosure Letter; (c) Indebtedness to trade creditors, including without limitation, for the acquisition of services, supplies or inventory in the ordinary course of business; (d) Indebtedness under the Senior Loan Facility so long as the aggregate outstanding principal amount thereof does not at any time exceed Twenty Million Dollars ($20,000,000) subject to the Intercreditor Agreement of which We shall only be subordinated to $15,000,000 as further set forth in the Intercreditor Agreement; (e) Subordinated Indebtedness, (f) Indebtedness incurred as result of endorsing negotiable instruments received in the ordinary course of business; (g) Indebtedness in an aggregate principal amount not to exceed One Million Dollars ($1,000,000) secured by Permitted Liens, (h) Indebtedness that otherwise constitutes Permitted Investments, (i) Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices, (j) Indebtedness in a principal amount of Two Million Dollars ($2,000,000) outstanding at any time for the financing of software licensing, including, without limitation, Indebtedness owed to Somerset Capital Group, Ltd. in connection with the financing of software licenses with VMWare, Inc.; (k) other unsecured Indebtedness in an aggregate amount outstanding not to exceed $400,000 at any time, and (m) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (l) above, provided that the principal amount thereof is not increased.

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“Senior Loan Facility” means that certain Second Amended and Restated Loan and Security Agreement by and between Silicon Valley Bank and You dated as of August 14, 2013 (as amended and supplemented from time to time, or restated).

“Permitted Investments”

(i) (x) Investments of Your Subsidiaries in or to other Subsidiaries of Yours or You (y) Investments by You in or to any Guarantor and (z) Investments by You in Your Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year except as follows: (A) You may make Investments up to One Million Five Hundred Thousand Dollars ($1,500,000) per fiscal quarter into Your Subsidiary formed under the laws of the United Kingdom, (B) You may make Investments up to Five Hundred Thousand Dollars ($500,000) per fiscal quarter into Your Subsidiary formed under the laws of the People’s Republic of China, (C) You may make Investments up One Million Dollars ($1,000,000) per fiscal quarter into Your Subsidiary formed under the laws of Canada, (D) You may make Investments up One Hundred Fifty Thousand Dollars ($150,000) per fiscal quarter into Your Subsidiary formed under the laws of the Netherlands, (E) You may make Investments up One Hundred Fifty Thousand Dollars ($150,000) per fiscal quarter into Your Subsidiary formed under the laws of Switzerland, and (F) You and Us shall meet and confer in good faith regarding whether it is commercially reasonable for You to be permitted to make Investments in excess of One Hundred Thousand Dollars ($100,000) in other Subsidiaries in connection with third-party commercial agreements involving Your Subsidiary;

3. CONDITIONS TO EFFECTIVENESS

•	Receipt by Lender of copies of this Amendment, duly executed by Borrower and Lender;

•	Receipt by Lender of the Warrant Agreement of even date as this Amendment;

•	Receipt by Lender of the Certificate of Perfection of even date as this Amendment;

•	Receipt by Lender of the Facility Fee noted above;

•	Receipt by Lender of all legal, diligence and other fees incurred in the drafting of this Amendment and all related documents;

•	Receipt by Lender of a Certificate of Secretary regarding resolutions and incumbency;

•	Receipt by Lender of certified copy of Certificate of Incorporation and By-Laws as amended through the date of this Amendment;

•	Receipt by Lender of the Intercreditor Agreement of even date duly executed by Lender, Silicon Valley Bank and acknowledged by Borrower;

•	The absence of any Default or Event of Default; and

•	Such other documents as We may reasonably request.

4. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date or (b) set forth in a Schedule of Exceptions attached hereto, if any, are true and correct in all material respects as of the date of this Amendment. Borrower further represents and warrants that there are no Defaults or Events of Default that have occurred and are continuing as of the date of this Amendment.

5. MISCELLANEOUS

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Entire Agreement. The terms and conditions of this Amendment shall be incorporated by reference in the Loan Agreement as though set forth in full in the Loan Agreement. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect to the extent in effect on the date of this Amendment. The Loan Agreement, as modified by this Amendment, together with the other Loan Documents, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter the Loan Agreement.

•	Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

•	Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

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Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

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Effect. Upon the effectiveness of this Amendment, from and after the date of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

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No Novation. Except as expressly provided in Section 2 above, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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Counterparts. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, The Parties have executed and delivered this Amendment as of the day and year first above written.

BORROWER:	You:	RINGCENTRAL, INC.

	Signature:	/s/ Robert Lawson
	Print Name:	Robert Lawson
	Title:	CFO

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava
	Print Name:	Sajal Srivastava
	Title:	Chief Operating Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN and SECURITY AGREEMENT]